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                        BIOMATRIX, INC. AND SUBSIDIARIES

                                   EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                                                      Three Months Ended
                                                           March 31,
                                                             1997
                                                      ------------------
Income applicable to common shares ..................     $ 2,545,735

Weighted-average number of common shares
   and common share equivalents outstanding
   during the period
       Common stock .................................      10,676,399
       Stock options ................................         339,408
                                                          -----------
       Shares outstanding - primary and fully diluted      11,015,807

       Primary and fully diluted
         earnings per common share ..................     $      0.23
                                                          ===========

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